Exhibit 1.1

5,000,000 Units

Rising Dragon Acquisition Corp.

UNDERWRITING AGREEMENT

[ ● ], 2024

Lucid Capital Markets, LLC
570 Lexington Avenue, 40th Floor
New York, NY 10022
As Representative of the Underwriters named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, Rising Dragon Acquisition Corp., a Cayman Islands exempted company (“Company”), hereby confirms its agreement with Lucid Capital Markets, LLC (hereinafter referred to as “you”, “Lucid”, or as the “Representative”) and with the other underwriters named on Schedule A hereto for which you are acting as representative (the Representative and the other Underwriters being collectively referred to herein as the “Underwriters” or, individually, an “Underwriter”), as follows:

1. Purchase and Sale of Securities.

1.1. Firm Securities.

1.1.1.	Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 5,000,000 units (the “Firm Units”) of the Company at a purchase price (net of discounts and commissions) of $9.50 per Firm Unit. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule A, attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $9.50 per Firm Unit. The Firm Units (and the Option Units (as hereinafter defined), if any) are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit. Each Firm Unit consists of one (1) ordinary share, par value of $0.0001 per share, of the Company (“Ordinary Share(s)”), and one right to receive one-tenth (1/10) of one Ordinary Share upon the consummation of an initial business combination (the “Right(s)”). Each ten Rights entitle the holder thereof to receive one Ordinary Share automatically upon the consummation of an initial business combination of the Company. The Ordinary Shares and the Rights included in the Firm Units will not trade separately or be separately transferable until the earlier of the 52nd day after the date that the Registration Statement (as defined below) becomes effective (the “Effective Date”) or the announcement by the Company of the Representative’s decision to allow earlier trading, subject, however, to the Company filing a Current Report on Form 8-K (“Form 8-K”) with the Commission (as defined below) containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Offering and issuing a press release announcing when such separate trading will begin. In no event will the Company allow separate trading until (i) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering and the filing of such audited balance sheet with the Commission (as herein defined) on a Form 8-K or similar form by the Company which includes such balance sheet and (ii) the issuance of a press release announcing when such separate trading shall begin. As used herein, the term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

1.1.2.	Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on the first (1st) Business Day following the Effective Date of the Registration Statement (or the second (2nd) Business Day following the Effective Date, if the Registration Statement is declared effective on or after 4:00 p.m.) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The closing of the public offering contemplated by this Agreement is referred to herein as the “Closing” and the hour and date of delivery and payment for the Firm Units is referred to herein as the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds. $50,250,000 ($57,787,500 if the Over-allotment Option (as defined in Section 1.2) is exercised in full), or $10.05 per Unit, of the proceeds received by the Company for the Firm Units and from the Private Placement (as defined in Section 1.3) shall be deposited in the trust account established by the Company for the benefit of the public shareholders as described in the Registration Statement (the “Trust Account”) pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) by and between the Company and Continental Stock Transfer & Trust Company (“CST”). The funds deposited in the Trust Account shall include an aggregate of $0.325 per Unit ($1,625,000 or $1,868,750 if the Over-Allotment Option is exercised in full) payable to the Representative as Deferred Underwriting Commission in accordance with Section 1.4 hereof. The remaining proceeds (less commissions and actual expense payments or other fees payable pursuant to this Agreement and payment of the Deferred Underwriting Commission) shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least one (1) Business Day prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units, except upon tender of payment by the Representative for all the Firm Units.

1.2. Over-Allotment Option.

1.2.1.	Option Units. For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 750,000 units of the Company (the “Over-allotment Option”). Such additional 750,000 units shall be identical in all respects to the Firm Units and are hereinafter referred to as “Option Units.” The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the Ordinary Shares and the Rights included in the Units and the Ordinary Shares issuable upon exercise of the Rights are hereinafter referred to collectively as the “Public Securities.” The purchase price to be paid for the Option Units (net of discounts and commissions) will be $9.50 per Option Unit (of which the Deferred Underwriting Commission will be deposited into the Trust Account and payable to the Representative as Deferred Underwriting Commission in accordance with Section 1.4 hereof). The Option Units are to be offered initially to the public at the offering price of $10.00 per Option Unit.

1.2.2.	Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within forty-five (45) days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail, facsimile transmission or e-mail transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units, which will not be later than two (2) Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place or in such other manner as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the date and time of the closing for such Option Units will be as set forth in the notice (hereinafter the “Option Closing Date”). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3.	Payment and Delivery. Delivery and payment for the Option Units shall be made at 10:00 AM, New York time, on the Option Closing Date or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. Payment for the Option Units shall be made at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, by deposit of the sum of $9.825 per Option Unit in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters. The Option Units shall be registered in such name or names and in such authorized denominations as the Representative may request not less than one (1) Business Day prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one (1) full Business Day prior to such Closing Date or Option Closing Date. The amount to be deposited in the Trust Account will include $0.325 per Unit ($1,625,000 or $1,868,750 if the Over-allotment Option is exercised in full) payable to the Representative as Deferred Underwriting Commission in accordance with Section 1.4 hereof.

1.3. Representative’s Shares

1.3.1.	Shares. As additional consideration, the Company hereby agrees to issue to the Representative (and/or its designees) an aggregate of 50,000 (or up to 57,500 Shares if the Over-allotment Option is exercised in full) Ordinary Shares (the “Representative’s Shares”). The Representative’s Shares will be purchased in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Act”) and will not become freely tradable until after certain conditions are met or the resale of such Representative’s Shares is registered under the Act.

1.3.2.	Transfer and other Restrictions. The Representative hereby agrees not to transfer, assign or sell any such Representative’s Shares until the completion of the initial Business Combination. In addition, the Representative hereby agrees (i) to waive their redemption rights with respect to the Representative’s Shares in connection with the completion of the initial Business Combination (ii) waive their redemption rights with respect to the Representative’s Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete its initial business combination within 21 months from the closing of the Offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) to waive its rights to liquidating distributions from the trust account with respect to the Representative’s Shares if the Company fails to complete the initial Business Combination within 21 months from the closing of the Offering. The Representatives will not sell, transfer, assign, pledge or hypothecate the Representative’s Shares, or cause the Representative’s Shares to be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Shares by any person, for a period of 180 days (pursuant to Rule 5110(e)(1) of the Conduct Rules of FINRA) following the Effective Date to anyone other than (i) an underwriter or selected dealer participating in the Offering, (ii) a bona fide officer, partner, registered person or affiliate of the Representative or of any such underwriter or selected dealer or (iii) the issuer in a transaction exempt from registration with the Commission. On and after the 181st day following the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period. The Representative further agrees to vote in favor of any initial Business Combination presented to the Company’s stockholders.

1.3.3.	Delivery and Payment. Delivery and payment for the Representative’s Shares shall be made on the Closing Date and the Option Closing Date, as applicable. On such date, the Company shall deliver to the Representative or its designees upon payment therefor, the Representative’s Shares in book-entry form in the name or names and in such authorized denominations as the Representative may request.

1.3.4.	Representations and Warranties of the Underwriters. The Representative represents and warrants to the Company as follows:

1.3.4.1. Accredited Investor. It is an “accredited investor” as such term is defined in Rule 501 (a) of Regulation D under the Act, and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Act and similar exemptions under state law.

1.3.4.2. Intent. It is purchasing the Representative’s Shares solely for investment purposes, for its own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof in violation of the Act and it has no present arrangement to sell the Representative’s Shares to or through any person or entity except as may be permitted hereunder. It shall not engage in hedging transactions with regard to the Representative’s Shares unless in compliance with the Act.

1.3.4.3. Restrictions on Transfer. It acknowledges and understands that the Representative’s Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Act. The Representative’s Shares have not been registered under the Act and, if in the future it decides to offer, resell, pledge or otherwise transfer the Representative’s Shares, such Representative’s Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Act, and in each case in accordance with any applicable Representative’s Shares laws of any state or any other jurisdiction. Notwithstanding the foregoing, it acknowledges and understands that the Representative’s Shares are subject to transfer restrictions as described in Section 1.3.2 hereof. It agrees that if any transfer of its Representative’s Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, it may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, it agrees that it will not resell the Representative’s Shares (unless otherwise permitted pursuant to the terms hereof). It further acknowledges that because the Company is a shell company, Rule 144 may not be available to it for the resale of the Representative’s Shares until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

1.3.4.4. Sophisticated Investor.

a)	It (a) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits, risks and benefits of the investment in the Representative’s Shares and (b) has been granted the opportunity to ask questions of, and receive satisfactory answers from, representatives of the Company concerning the Company’s business affairs and financial condition and the terms and conditions of the investment in the Representative’s Shares and has had the opportunity to obtain and has obtained any additional information which it deems necessary regarding such purchase

b)	It is aware that an investment in the Representative’s Shares is highly speculative and subject to substantial risks because, among other things, (a) the Representative’s Shares are subject to transfer restrictions and have not been registered under the Act and therefore cannot be sold unless subsequently registered under the Act or an exemption from such registration is available and (b) each of the Underwriters has waived its redemption rights with respect to the Representative’s Shares as set forth in Section 1.3.2 hereof, and the Representative’s Shares held by it are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly it may suffer a loss of a portion or all of its investment in the Representative’s Shares. It is able to bear the economic risk of its investment in the Representative’s Shares for an indefinite period of time.

1.3.4.5. No Legal Advice from Company. It acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with its own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, it is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

1.3.4.6. Reliance on Representations and Warranties. It understands the Representative’s Shares are being offered and sold to Representative in reliance on exemptions from the registration requirements under the Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of its representations, warranties, agreements, acknowledgments and understandings set forth in this Agreement in order to determine the applicability of such provisions.

1.3.4.7. No General Solicitation. It is not subscribing for the Representative’s Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the Offering filed with the Commission.

1.3.4.8. Legend. It acknowledges and agrees the certificates (if any) evidencing each of the Representative’s Shares shall bear a restrictive legend, in form and substance substantially as set forth in Section 1.3.5 hereof.

1.3.5. Legend. The certificates (if any) evidencing the Representative’s Shares will bear the following restrictive legend (the “Legend”) and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO AN UNDERWRITING AGREEMENT BETWEEN RISING DRAGON ACQUISITION CORP. (THE “CORPORATION”), AND LUCID CAPITAL MARKETS, LLC AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE UNDERWRITING AGREEMENT.”

1.4. Private Placement. Simultaneously with the Closing, the Sponsor (as defined in Section 2.24.2 hereof) shall purchase from the Company, pursuant to the Subscription Agreement (as defined in Section 2.24.2 hereof) an aggregate of 237,500 units (the “Placement Units”), or 254,375 Placement Units if the Over-allotment Option is exercised in full, at a purchase price of $10.00 per Placement Unit in a private placement (the “Private Placement”). The Placement Units, the Ordinary Shares, included in the Placement Units, the Rights included in the Placement Units (the “Placement Rights”), and the Ordinary Shares underlying the Placement Rights are hereinafter referred to collectively as the “Placement Securities.” Each Placement Unit shall be identical to the Units sold in the Offering, except as set forth in the Registration Statement and the Prospectus (each as defined below). There will be no placement agent in the Private Placement and no party shall be entitled to a placement fee or expense allowance from the sale of the Placement Securities. The Public Securities, the Representative’s Shares and the Placement Securities are hereinafter collectively referred to as the “Securities.”

1.5. Deferred Underwriting Commission. The Underwriters agree that 3.25% of the gross proceeds from the sale of the Firm Units ($1,868,750 if the Over-allotment Option is exercised in full), (collectively, the “Deferred Underwriting Commission”), will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representative upon consummation of the Company’s initial Business Combination. In the event that the Company is unable to consummate a Business Combination and CST, as the trustee of the Trust Account (in this context, the “Trustee”), commences liquidation of the Trust Account as provided in the Trust Agreement, the Representative agrees that: (i) all rights or claims to the Deferred Underwriting Commission shall be forfeited; and (ii) the Deferred Underwriting Commission, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro-rata basis among the Public Shareholders.

1.6. Working Capital. Upon consummation of the Offering, approximately $500,000 of the net proceeds from the sale of Units and Placement Units will be released to the Company and held outside of the Trust Account to fund the working capital requirements of the Company.

1.7. Interest Income. Prior to the Company’s consummation of a Business Combination or the Company’s liquidation, the interest earned on the Trust Account may be released to the Company from the Trust Account in accordance with the terms of the Trust Agreement to pay any taxes obligations of the Company and up to $50,000 for liquidation expenses, all as more fully described in the Prospectus.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1. Filing of Registration Statement.

2.1.1.	Pursuant to the Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-280026), including any related preliminary prospectus (the “Preliminary Prospectus”, including any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement), for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity in all material respects with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied in all material respects. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale”, as used in the Act, means [•] p.m., New York City time, on the date of this Agreement. If the Company has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) under the Securities Act registering the Securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Public Securities have been registered under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representative has determined that at the Time of Sale the Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and have agreed to provide an opportunity to purchasers of the Units to terminate their old purchase contracts and enter into new purchase contracts, the Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2.	Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 001-[●]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, Ordinary Shares and the Rights. The registration of the Units, Ordinary Shares and Rights under the Exchange Act will be declared effective by the Commission on or prior to the Effective Date.

2.2. No Stop Orders, Etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3. Disclosures in Registration Statement.

2.3.1.	10b-5 Representation. At the time the Registration Statement became effective, upon the filing or first use (within the meaning of the Regulations) of the Prospectus and at the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will in all material respects conform to the requirements of the Act and the Regulations. Neither the Registration Statement nor any Preliminary Prospectus or the Prospectus, nor any amendment or supplement thereto, on their respective dates, did or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made), not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) or first used (within the meaning of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission or first used (within the meaning of the Regulations), such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Prospectus to comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. It is understood the following identified statements set forth in the Prospectus under the heading “Underwriting” constitute, for the purposes of this Agreement, information furnished by the Representative with respect to the Underwriters: (i) the table of underwriters in the first paragraph of “Underwriting”, (ii) the second sentence of the third paragraph of the “Underwriting”, (iii) the eleventh paragraph of the “Underwriting” section, the bullets following such paragraph and the twelfth paragraph of the “Underwriting” section and (iv) the Underwriting subsection “Selling Restrictions.”

2.3.2.	Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein in all material respects and there are no agreements or other documents required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, Preliminary Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3.	Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.3.4.	Regulations. The disclosures in the Registration Statement, the Preliminary Prospectus and the Prospectus concerning the effects of Federal, state and local regulation on the Company’s business as currently contemplated fairly summarize, to the best of the Company’s knowledge, such effects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4. Changes After Dates in Registration Statement.

2.4.1.	No Material Adverse Change. Except as contemplated in the Prospectus or specifically stated therein, since the respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus and/or the Prospectus: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement and the Prospectus.

2.4.2.	Recent Securities Transactions, Etc. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

2.5. Independent Accountants. To the best of the Company’s knowledge, Adeptus Partners, LLC (the “Auditor”), whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent accountants as required by the Act and the Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). To the best of the Company’s knowledge, the Auditor is duly registered and in good standing with the PCAOB. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6. Financial Statements; Statistical Data.

2.6.1.	Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. To the best of the Company’s knowledge, no other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus. The Registration Statement, the Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. To the best of the Company’s knowledge, there are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the Prospectus in accordance with Regulation S-X which have not been included as so required.

2.6.2.	Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.7. Authorized Capital; Options, Etc. The Company had at the date or dates indicated in the Registration Statement, the Preliminary Prospectus and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus. Based on the assumptions stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Preliminary Prospectus and the Prospectus, on the Effective Date of the Prospectus and on the Closing Date and the Option Closing Date, if any, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares of the Company or any security convertible into Ordinary Shares of the Company, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.8. Valid Issuance of Securities, Etc.

2.8.1.	Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Public Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus. Subject to the disclosure contained in the Registration Statement, the Preliminary Prospectus and the Prospectus with respect to the Placement Securities, the offers and sales of the outstanding Ordinary Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares, exempt from such registration requirements.

2.8.2.	Securities Sold. The Securities have been duly authorized and reserved for issuance and when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate actions required to be taken for the authorization, issuance and sale of the Securities have been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, as the case may be.

2.8.3.	Placement Securities. The Placement Units constitute valid and binding obligations of the Company to issue the number and type of securities of the Company called for thereby in accordance with the terms thereof, and are, or will be, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Placement Securities have been duly authorized and reserved for issuance and when issued and paid for in accordance with the Subscription Agreement (as defined in Section 2.24.2 hereof) will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Placement Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Placement Securities has been duly and validly taken. The Placement Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus, and the Prospectus, as the case may be

2.8.4.	No Integration. Subject to the disclosure contained in the Registration Statement, the Preliminary Prospectus and/or the Prospectus with respect to the Placement Securities, neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities pursuant to the Registration Statement.

2.9. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10. Validity and Binding Effect of Agreements. This Agreement, the Right Agreement (as defined in Section 2.23 hereof), the Trust Agreement, the Subscription Agreement (as defined in Section 2.24.2 hereof), and the Registration Rights Agreement (as defined in Section 2.24.3 hereof) have been duly and validly authorized by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11.  No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the Right Agreement, the Trust Agreement, the Subscription Agreement, and the Registration Rights Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; result in any violation of the provisions of the memorandum and articles of association of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business

2.12. No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any material agreement, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for such violations which would not reasonably be expected to have a material adverse effect on the Company. The Company is not in violation of any term or provision of its memorandum and articles of association.

2.13. Corporate Power; Licenses; Consents.

2.13.1.	Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes described in the Registration Statement, the Preliminary Prospectus and the Prospectus. To the Company’s knowledge, the disclosures in the Registration Statement and the Prospectus concerning the effects of federal, state and local regulation on the Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made), not misleading. Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with and in furtherance of the Offering.

2.13.2.	Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Right Agreement, the Trust Agreement, the Subscription Agreement, or the Registration Rights Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations promulgated by the Financial Industry Regulatory Authority (“FINRA”).

2.14. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and each of the Company’s officers and directors and provided to the Underwriters is true and correct and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the Sponsor and each officer or director, to become inaccurate and incorrect.

2.15. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or, to the best of the Company’s knowledge, the Sponsor, which has not been disclosed in the Registration Statement, the Questionnaires, the Preliminary Prospectus and the Prospectus.

2.16. Good Standing. The Company has been duly organized, is validly existing and is in good standing under the laws of its country of organization and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company.

2.17. No Contemplation of a Business Combination. Prior to the date hereof, neither the Company, its officers and directors nor the Sponsor had, and as of the Closing, the Company, its officers and directors and other holders of insider shares (as defined in the Registration Statement) (collectively, the “Initial Shareholders”) will not have had: (i) any specific Business Combination under consideration or contemplation; or (ii) any substantive interactions or discussions with any target business regarding a possible Business Combination.

2.18. Transactions Affecting Disclosure to FINRA.

2.18.1.	Except as described in the Preliminary Prospectus and/or the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or the Sponsor with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, the Sponsor that may affect the Underwriters’ compensation, as determined by FINRA.

2.18.2.	The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than payments to the Representative.

2.18.3.	Except as disclosed in the Registration Statement, no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, a person associated, or affiliated with a member of FINRA.

2.18.4.	No Company Affiliate is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market).

2.18.5.	No Company Affiliate has made a subordinated loan to any member of FINRA.

2.18.6.	No proceeds from the sale of the Public Securities (excluding underwriting compensation) or the Placement Securities will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA, except as specifically authorized herein and in the Subscription Agreement.

2.18.7.	The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

2.18.8.	No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA.

2.18.9.	No FINRA member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “Members participating in the Offering” include managing agents, syndicate group members and all dealers that are members of FINRA.

2.18.10.	Except with respect to the Representative in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and any related persons.

2.19. Foreign Corrupt Practices Act. Neither the Company nor to the Company’s best knowledge the Initial Shareholder or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that: (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Registration Statement, the Preliminary Prospectus and/or the Prospectus; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.20. Currency and Foreign Transactions Reporting Act. The operations of the Company are and have been conducted at all times in compliance with (i) the requirements of the U.S. Treasury Department Office of Foreign Asset Control and (ii) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar money laundering statutes, rules, regulations or guidelines, issued, administered or enforced by any Federal governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, assuming reasonable inquiry, threatened.

2.21. Patriot Act. Neither the Company nor, to the Company’s knowledge, any officer, director or Initial Shareholder has violated: (i) the Bank Secrecy Act, as amended; (ii) the Money Laundering Control Act of 1986, as amended; or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.22. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to the Representative’s counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.23. Right Agreement. The Company has entered into a right agreement with respect to the Rights and the Placement Rights with CST, substantially in the form filed as an exhibit to the Registration Statement (the “Right Agreement”)

2.24. Agreements With Officers, Directors and Initial Shareholder.

2.24.1.	Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification, contribution or non-compete provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) annexed as exhibits to the Registration Statement (the “Insider Letter”), pursuant to which each of the officers, directors and Initial Shareholder of the Company agree to certain matters.

2.24.2.	Subscription Agreement. Aurora Beacon LLC (the “Sponsor”) has executed and delivered a subscription agreement, the form of which is attached as an exhibit to the Registration Statement (the “Subscription Agreement”), pursuant to which such shareholder, among other things, agreed to purchase an aggregate of up to 254,375 Placement Units in the Private Placement (assuming the Over-allotment Option is exercised in full). Pursuant to the Subscription Agreement, all of the proceeds from the sale of the Placement Units will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement prior to the Closing.

2.24.3.	Registration Rights Agreement. The Company and the Initial Shareholders have entered into a registration rights agreement (the “Registration Rights Agreement”) substantially in the form annexed as an exhibit to the Registration Statement, whereby the parties will be entitled to certain registration rights with respect to their securities, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement.

2.24.4.	[reserved].

2.25. Investment Management Trust Agreement. The Company has entered into the Investment Management Trust Agreement (the “Trust Agreement”) with respect to certain proceeds of the Offering and the Private Placement substantially in the form filed as an exhibit to the Registration Statement.

2.26. Covenants Not to Compete. To the Company’s knowledge, the officers and directors of the Company are not subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect its ability to be an employee, officer or director of the Company.

2.27. Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended (the “Investment Company Act”)) of the Company’s total assets consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than “Government Securities” (as defined in Section 2(a)(16) of the Investment Company Act).

2.28. Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.29. Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any Company Affiliate, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Company Affiliate, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Preliminary Prospectus and/or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Preliminary Prospectus and/or the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.30. No Influence. The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Company Affiliate to alter the customer’s or supplier’s level or type of business with the Company or such affiliate; or (ii) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.31. Trading of the Public Securities on the Nasdaq Capital Market. As of the Effective Date and the Closing Date, the Public Securities will have been authorized for listing on the Nasdaq Capital Market and no proceedings have been instituted or threatened which would effect, and no event or circumstance has occurred as of the Effective Date which is reasonably likely to effect, the listing of the Public Securities on the Nasdaq Capital Market.

2.32. Emerging Growth Company. From its formation through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

2.33. No Disqualification Events. Neither the Company, nor any of its predecessors or any affiliated issuer, nor any director, executive officer, or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Company in any capacity at the Applicable Time (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Underwriters a copy of any disclosures provided thereunder.

2.34. Free-Writing Prospectus and Testing-the-Waters. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. The Company: (a) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone to engage in Testing-the-Waters Communications other than its officers and the Representative and individuals engaged by the Representative. The Company has not distributed any written Testing-the-Waters Communications other than those listed on Schedule B hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

2.35.  Definition of “Knowledge”. As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and will not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2. Federal Securities Laws.

3.2.1.	Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary during such period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment to the Registration Statement or amendment or supplement to the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

3.2.2.	Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3.	Exchange Act Registration. For a period of five (5) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its reasonable efforts to maintain the registration of the Units, Ordinary Shares and Rights under the provisions of the Exchange Act. The Company will not deregister the Units, Ordinary Shares and Rights prior to the Business Combination without the prior written consent of the Representative.

3.2.4.	Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.2.5.	Blue Sky Filing. Unless the Public Securities are listed on the Nasdaq Capital Market or another national securities exchange, the Company, at its expense, will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

3.2.6.	Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus and Prospectus and all amendments and supplements to such documents as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.2.7.	Free-Writing Prospectus. The Company agrees that it will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405.

3.3. Effectiveness and Events Requiring Notice to the Representative. The Company will use all reasonable efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Preliminary Prospectus and/or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Preliminary Prospectus and/or the Prospectus in order to make the statements therein, (with respect to the Prospectus, in light of the circumstances under which they were made), not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.4. Review of Financial Statements. Until the earlier of five (5) years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement or filing of quarterly financial information, if any.

3.5. Affiliated Transactions.

3.5.1.	Business Combinations. The Company will not consummate a Business Combination with any entity which is affiliated with the Sponsor or an officer or director of the Company unless the Company obtains an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions stating the Business Combination is fair to the Company’s shareholders from a financial perspective.

3.5.2.	Compensation. Except as disclosed in the Registration Statement or as set forth in this Section 3.5, the Company shall not pay any officer, director or shareholder, or any of their affiliates, any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the Offering or the consummation of a Business Combination.

3.6. Secondary Market Trading. In the event the Public Securities are not listed on the Nasdaq Capital Market or another national securities exchange, the Company will (i) apply to be included in Mergent, Inc. Manual for a period of five (5) years from the consummation of a Business Combination, (ii) take such commercially reasonable steps as may be necessary to obtain a secondary market trading exemption for the Company’s securities in such jurisdictions and (iii) take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative; provided that no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign entity doing business in such jurisdiction.

3.7. Financial Public Relations Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm reasonably acceptable to the Representative for a term to be agreed upon by the Company and the Representative.

3.8. Reports to the Representative.

3.8.1.	Periodic Reports, Etc. For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is dissolved, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company; (iv) five (5) copies of each Registration Statement; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed to have been delivered to the Representative pursuant to this section.

3.8.2.	Transfer Sheets. For a period of five (5) years following the Effective Date or until such earlier time upon which the Company is dissolved, the Company shall retain a transfer and rights agent acceptable to the Representative (the “Transfer Agent”). In the event the Public Securities are not listed on the Nasdaq Capital Market or another national securities exchange, the Company will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Continental Stock Transfer & Trust Company is an acceptable Transfer Agent to the Representative.

3.8.3.	Trading Reports. If the Public Securities are quoted on the OTC Bulletin Board (or any successor trading market) or a market operated by the OTC Market Group Inc. (or similar publisher of quotations), then during such time the Company shall provide to the Representative, at its expense, such reports published by the OTC Bulletin Board or the OTC Market Group Inc. relating to price trading of the Public Securities, as the Representative shall reasonably request. In addition to the requirements of the preceding sentence, if the Public Securities are not listed on the Nasdaq Capital Market or such other national securities exchange for a period of two (2) years from the Closing Date, the Company, at its expense, shall provide the Representative a subscription to the Company’s weekly Depository Transfer Company Security Position Reports.

3.9. Disqualification of Form S-1. Until the completion of the Company’s initial Business Combination, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Rights under the Act.

3.10. Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) the Company’s legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing (including the payment of postage with respect to such mailing) and delivering the Registration Statement, the Preliminary Prospectus and final Prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (iii) the printing, engraving, issuance and delivery of the Units, and the Ordinary Shares and Rights included in the Units, including any transfer or other taxes payable thereon; (iv) if the Public Securities are not listed on the Nasdaq Capital Market or such other national securities exchange, the qualification of the Public Securities under state or foreign securities or Blue Sky laws specified by Representative, including the costs of printing and mailing the “Preliminary Blue Sky Memorandum,” and all amendments and supplements thereto, and fees and disbursements for counsel of Representative’s choice retained for such purpose; (v) filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the Offering; (vi) filing fees incurred in registering the Offering with FINRA; (vii) fees and disbursements of the registrar and transfer and rights agent; (viii) the Company’s expenses associated with “due diligence” meetings arranged by the Representative (none of which will be received or paid on behalf of an “underwriter and related person” as such term is defined in Rule 5110 of FINRA’s Rules); (ix) all costs and expenses associated with “road show” meetings; (x) all fees, expenses and disbursements relating to background checks of the Company’s directors, director nominees and executive officers; (xi) the fees and expenses of background checks and other expenses actually incurred by the Underwriters including the fees and expenses of the Underwriters’ counsel and (xii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.10. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the fees and expenses set forth above to be paid by the Company to the Representative and others, as agreed to by the Company in writing; provided, however, that such fees and expenses set forth in the preceding sentence deducted from the net proceeds of the Offering payable to the Company shall not exceed $75,000 in the aggregate (“Expense Cap”) less a credit for $30,000 advance premium previously paid by the Company to the Underwriters; provided that the Expense Cap no way limits or impairs the indemnification or contribution provisions of this Agreement. In addition, the Company will reimburse the Underwriter for counsel fees and disbursements up to an aggregate of $15,000 incurred in connection with registering the Offering with FINRA. Notwithstanding the forgoing, any advances received by the Underwriters will be reimbursed to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(a). If the Offering is not consummated for any reason whatsoever, except as a result of the Representative’s or any Underwriter’s breach or default with respect to any of its obligations described in this Agreement, then the Company shall reimburse the Representative for its out-of-pocket accountable expenses actually incurred by the Representative, including, without limitation, its legal fees, up to the Expense Cap.

3.11. Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.12. Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

3.13. Notice to FINRA.

3.13.1.	Business Combination. In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to FINRA and the Representative prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii)justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” (as such term is defined in Rule 5110 of FINRA’s Rules) with respect to the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in any proxy or tender offer statement which the Company files in connection with the Business Combination.

3.13.2.	Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify FINRA.

3.14. Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.15.  Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.16. Accountants. For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain the Auditor or other independent public accountants reasonably acceptable to the Representative.

3.17.  Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering and the Private Placement, as well as the proceeds from the exercise of the Over-allotment Option if such exercise has occurred on the date of the Prospectus. Within four (4) Business Days of the Closing Date, the Company will file a Current Report on Form 8-K with the Commission, which Report shall contain the Audited Financial Statements.

3.18.  FINRA. The Company shall advise FINRA if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Company’s Public Securities.

3.19.  Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

3.20.  Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in “government securities” with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.21. Business Combination Announcement. Within four (4) Business Days following the consummation by the Company of a Business Combination, the Company shall cause an announcement (“Business Combination Announcement”) to be issued by a press release service announcing the consummation of the Business Combination and indicating that the Representative was one of the co-managing underwriters in the Offering and also indicating the name and location of any other financial advisors engaged by the Company as a merger and acquisitions advisor. The Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon. The Company will not issue the Business Combination Announcement without the final approval of the Representative, which approval will not be unreasonably withheld.

3.22. Press Releases. The Company agrees that it will not issue press releases or engage in any other publicity, without the Representative’s prior written consent (not to be unreasonably withheld), for a period of twenty-five (25) days after the Effective Date.

3.23. Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representative, at its expense, within one (1) Business Day from the Effective Date, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Units for at least the period during which a Prospectus relating to the Units is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Units is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

3.24. Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Rights and the Placement Rights outstanding from time to time.

3.25. Private Placement Proceeds. Simultaneously with the Closing, the Company shall deposit such amount of the proceeds from the Private Placement in the Trust Account such that the amount of the funds in the Trust Account shall be $10.05 per public Ordinary Share sold in the Offering, and shall provide the Representative with evidence of the same.

3.26. Financial Printer. The Company shall retain a financial printer, reasonably acceptable to the Representative, for the purpose of facilitating the Company’s EDGAR filings and the printing of the Preliminary Prospectus and Prospectus.

3.27. Listing on the Nasdaq Capital Market. The Company will use commercially reasonable efforts to maintain the listing of the Public Securities on the Nasdaq Capital Market or another national securities exchange until the earlier of five (5) years from the Effective Date or until the Public Securities are no longer registered under the Exchange Act.

3.28. Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the earlier of five years after the consummation of the Company’s initial Business Combination, or the liquidation of the Trust Account if a Business Combination is not consummated as required by its memorandum and articles of association.

3.29. Payment of Deferred Underwriting Commission on Business Combination. Upon the consummation of the Company’s initial Business Combination, the Company agrees that it will cause the Trustee to pay the Deferred Underwriting Commission directly from the Trust Account to the Representative, in accordance with Section 1.4

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1. Regulatory Matters.

4.1.1.	Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Blank Rome LLP (“Blank Rome”).

4.1.2.	FINRA Clearance. By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3.	No Commission Stop Order. At each of the Closing Date and the Option Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

4.1.4.	No Blue Sky Stop Orders. No order suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to Section 3.3 hereof, if any, shall have been issued on either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.1.5.	The Nasdaq Capital Market. By the Effective Date, the Securities shall have been approved for trading on the Nasdaq Capital Market.

4.2. Company Counsel Matters.

4.2.1.	Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinions of Loeb & Loeb LLP (“Loeb”), counsel to the Company and Maples and Calder (Hong Kong), LLP (“Maples”), Cayman Islands counsel to the Company, each dated the Closing Date, addressed to the Representative and the other Underwriters and in form and substance reasonably satisfactory to the Representative. Each opinion of counsel shall further include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement, final Preliminary Prospectus, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, final Preliminary Prospectus and the Prospectus (except as otherwise set forth in such opinion), no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement, final Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and related notes and schedules and other financial and statistical data included in the Registration Statement, final Preliminary Prospectus or the Prospectus). Each opinion of counsel shall state that such counsel is not opining as to the Placement Securities with respect to any rights to rescind or the effect any exercise of such rights will have on any other securities of the Company or on the Offering, and the opinion of Maples shall include statements to the effect that it may be relied upon by Blank Rome in any opinion delivered to the Underwriters.

4.2.2.	Option Closing Date Opinion of Counsel. On each Option Closing Date, if any, the Representative shall have received the favorable opinions of Loeb and Maples, dated each Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to counsel to the Representative, confirming as of each Option Closing Date, the statements made by Loeb and Maples in its opinion delivered on the Closing Date.

4.2.3.	Reliance. In rendering such opinion, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3. Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the nature of the changes or decreases, if any, referred to in clause (iii) below) to the Representative from the Auditor dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

4.3.1.	Confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Regulations;

4.3.2.	Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder;

4.3.3.	Stating that, on the basis of limited procedures which included a reading of the latest available minutes of the shareholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) at a date not later than five (5) days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the share capital or long-term debt of the Company, or any decrease in the shareholders’ equity of the Company as compared with amounts shown in the March 31, 2024 balance sheet included in the Registration Statement, the Preliminary Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, or, if there was any decrease, setting forth the amount of such decrease; and (c) during the period from March 31, 2024 (balance sheet date) to a specified date not later than five (5) days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in net earnings or net earnings per share of Ordinary Share, in each case as compared with the Statement of Operations for the period form March 8, 2024 (inception) to March 31, 2024 included in the Registration Statement and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

4.3.4.	Stating they have compared specific dollar amounts, numbers of shares, percentages of earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with the standards of the PCAOB) set forth in the letter and found them to be in agreement; and

4.3.5.	Statements as to such other matters incident to the transaction contemplated hereby as the Representative may reasonably request.

4.4. Officers’ Certificates.

4.4.1.	Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer or Chief Financial Officer or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2.	Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary or Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, certifying: (i) that the memorandum and articles of association of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the Offering are in full force and effect and have not been modified; all correspondence between the Company or its counsel and the Commission; (iv) all correspondence between the Company or its counsel and the Nasdaq Stock Market; and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5. No Material Changes

Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development that is likely to result in a material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or the Initial Shareholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Preliminary Prospectus and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made), not misleading.

4.6. Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Right Agreement, all of the Insider Letters, the Subscription Agreement and the Registration Rights Agreement.

5. Indemnification.

5.1. Indemnification of Underwriters.

5.1.1.	General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and each dealer selected by the Representative that participates in the offer and sale of the Units (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other federal, state or local statute, law, rule, regulation or ordinance or at common law or otherwise or under the laws, rules and regulation of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in: (i) any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time each may be amended and supplemented); or (ii) any application or other document or written communication (in this Section 5, collectively called “Application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Nasdaq Stock Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereof. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.2 hereof. The Company agrees to promptly notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Preliminary Prospectus, the Registration Statement, or the Prospectus.

5.1.2.	Procedure. If any action is brought against an Underwriter or Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses. Such Underwriter or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such Controlling Person unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action within reasonable time under the circumstances; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any Application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto or in any such Application, which furnished written information, it is expressly agreed, consists solely of the information described in the last sentence of Section 2.3.1. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto or any Application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3. Contribution.

5.3.1.	Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which: (i) any person entitled to indemnification under this Section 5 makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.3.2.	Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

6. Default by an Underwriter.

6.1. Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2. Default Exceeding 10% of Firm Units or Option Units. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units or Option Units, the Representative may in its discretion arrange for itself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Units or Option Units, the Representative does not arrange for the purchase of such Firm Units or Option Units, then the Representative shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Company and the Representative to purchase said Firm Units or Option Units on such terms. In the event the Representative does not arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Company without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3. Postponement of Closing Date. In the event the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Preliminary Prospectus and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement, the Preliminary Prospectus and/or the Prospectus, as the case may be, that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. Additional Covenants.

7.1. Additional Shares or Options. The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any Ordinary Shares or any options or other securities convertible into Ordinary Shares, or any class of shares which participate in any manner in the Trust Account or which vote as a class with the Ordinary Shares on a Business Combination.

7.2. Trust Account Waiver Acknowledgments. The Company hereby agrees that it will not commence its due diligence investigation of any operating business or businesses which the Company seeks to acquire (each, a “Target Business”) unless and until such Target Business acknowledges in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that: (i) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $50,250,000 for the benefit of the public shareholders and, with respect to the portion representing the Deferred Underwriting Commission only, the Underwriters, and that (ii) for and in consideration of the Company agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it, such Target Business agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The Company further agrees that it will use all reasonable efforts, prior to obtaining the services of any vendor, to obtain a written acknowledgment from such vendor, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that: (i) such vendor has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $50,2500,000 for the benefit of the public shareholders and, with respect to the portion representing the Deferred Underwriting Commission only, the Underwriters, and that (ii) for and in consideration of the Company agreeing to engage the services of the vendor, such vendor agrees that it does not have any Claim and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The foregoing letters shall substantially be in the form attached hereto as Exhibit A and B, respectively. Furthermore, each officer and director of the Company shall execute a waiver letter in the form attached hereto as Exhibit C.

7.3. Insider Letters. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed among the Initial Shareholder, the officers and directors of the Company, and the Company or the Subscription Agreement and will not allow any amendments to, or waivers of, such Insider Letters or the Subscription Agreement without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

7.4. Tender Offer Documents, Proxy Materials and Other Information. The Company shall provide counsel to the Representative with copies of all tender offer documents or proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other State in which the Offering was registered, such information as may be requested by such State.

7.5. Rule 419. The Company agrees that it will use its reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any Controlling Person, and shall survive termination of this Agreement or the issuance and delivery of the Units to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9. Effective Date of This Agreement and Termination Thereof.

9.1. Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

9.2. Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date: (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NYSE American, the Nasdaq Stock Market or on the OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or an initiation or increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Units; or (vii) if any of the Company’s representations, warranties or covenants hereunder are breached; or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such material adverse change in general market conditions, including, without limitation, as a result of terrorist activities after the date hereof, as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Units.

9.3. Expenses. In the event this Agreement shall not be carried out for any reason whatsoever, except as a result of the Representative’s or any Underwriters’ breach or default with respect to any of its material obligations pursuant to this Agreement, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out-of-pocket expenses actually incurred by the Representative related to the transactions contemplated herein shall be governed by Section 3.10 hereof.

9.4. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10. Miscellaneous.

10.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or reputable overnight courier or delivered by facsimile transmission (with printed confirmation of receipt) and confirmed, or by electronic transmission, and shall be deemed given when so mailed, delivered, or faxed or transmitted (or if mailed, three days after such mailing):

If to the Representative:

Lucid Capital Markets, LLC
570 Lexington Avenue, 40th Floor
New York, New York 10022
Attn.: Steven Kaplan
Email: skaplan@lucidcm.com
Fax: ([   ]) [   ]-[   ]

Copy to (which copy shall not be deemed to constitute notice to the Representative):

Blank Rome LLP
1271 Avenue of the Americas
New York, New York 10020
Attn: Brad L. Shiffman, Esq.
Email: brad.shiffman@blankrome.com
Fax: (212) 885-5001

If to the Company:

Rising Dragon Acquisition Corp.
No. 604, Yixing Road
Wanbolin District, Taiyuan City

Shanxi Province, People’s Republic of China
Attn: Wenyi Shen, Chief Financial Officer

Email: woody.shen@hywincapital.cn

Copy to (which copy shall not be deemed to constitute notice to the Company):

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154

Attn: Vivian Bai, Esq.

Email: vbai@loeb.com

10.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

10.6. Governing Law, Venue, Etc.

10.6.1.	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the Representative and the Company (and any individual signatory hereto): (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York; (ii) waives any objection which such party may have or hereafter have to the venue of any such suit, action or proceeding; and (iii) irrevocably and exclusively consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.

10.6.2.	Each of the Representative and the Company (and any individual signatory hereto) further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company or any such individual mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company or any such individual in any such suit, action or proceeding, and service of process upon the Representative mailed by certified mail to the Representative’s addresses shall be deemed in every respect effective service process upon the Representative, in any such suit, action or proceeding.

10.6.3.	THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

10.6.4.	The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party (ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.7. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. (a) By the execution and delivery of this Agreement, the Company hereby irrevocably designates and appoints Puglisi & Associates, 850 Library Ave., Suite 204, Newark, Delaware 19711 as its authorized agent upon whom process may be served in any suit, proceeding or other action against it instituted by any Underwriter or by any person controlling an Underwriter as to which such Underwriter or any such controlling person is a party and based upon this Agreement, or in any other action against the Company in the New York Supreme Court, County of New York and the United States District Court for the Southern District of New York, arising out of the offering made by the Prospectus or any purchase or sale of Shares in connection therewith. The Company expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submits to nonexclusive personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York reasonably acceptable to the Representative shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereof shall have been given to the Underwriters. The Company further agrees that service of process upon its authorized agent or successor shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents on Civil and Commercial Matters or any successor convention or treaty. The Company hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Shares, or this Agreement or otherwise relating to the offering, issuance and sale of the Shares in any Federal or state court sitting in the County of New York and hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the sale of the Shares or this Agreement rendered by any such Federal court or state court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of the Underwriters or any person controlling an Underwriter to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Underwriters or any person controlling an Underwriter to bring any action or proceeding against the Company or any of its properties in the courts of any other jurisdiction. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designations and appointments or such substitute designations and appointments in full force and effect. The Company hereby agrees with the Underwriters to the nonexclusive jurisdiction of the New York Supreme Court, County of New York or the United States District Court for the Southern District of New York in connection with any action or proceeding arising from the sale of the Shares or this Agreement brought by the Company, the Underwriters or any person controlling an Underwriter.

(b) The Company agrees that in any suit (whether in a court in the United States, China, Hong Kong or elsewhere) seeking enforcement of this Agreement or provisions of this Agreement (i) if the plaintiffs therein seek a judgment in either United States dollars or other currency, the Company will not interpose any defense or objection to or otherwise oppose judgment, if any, being awarded in such currencies except to the extent that such a judgment would violate the laws of China, and (ii) if the plaintiffs therein seek to have any judgment (or any aspect thereof) awarded in any other currency, for the period from entry of such judgment until actual payment thereof in full has been made, to either or both of the consumer price index of the currency of such foreign country or changes in the applicable currency-United States dollar exchange rate, the Company will not interpose any defense or objection to or otherwise oppose inclusion of such linkage in any such judgment except to the extent that such a judgment would violate the laws of China. The Company agrees that it will not initiate or seek to initiate any action, suit or proceeding, in China or in any other jurisdiction other than in the United States, seeking damages in respect of or for the purpose of obtaining any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning any alleged breach by the Company or other claim by the Underwriters, or any person controlling an Underwriter in respect of this Agreement or any of the Underwriters’ rights under this Agreement, including without limitation any action, suit or proceeding challenging the enforceability of or seeking to invalidate in any respect the submission by the Company hereunder to the jurisdiction of the courts or the designation of the laws as the law applicable to this Agreement, in each case as set forth herein.

(c) The Company agrees that if any payment of any sum due under this Agreement from the Company is made to or received by the Underwriters or any controlling person of any Underwriter in a currency other than freely transferable United States dollars, whether by judicial judgment or otherwise, the obligations of the Company under this Agreement shall be discharged only to the extent of the net amount of freely transferable United States dollars that the Underwriters or such controlling persons, as the case may be, in accordance with normal bank procedures, are able to lawfully purchase with such amount of such other currency. To the extent that the Underwriters or such controlling persons are not able to purchase sufficient United States dollars with such amount of such other currency to discharge the obligations of the Company to the Underwriters or such controlling persons, the obligations of the Company shall not be discharged with respect to such difference, and any such undischarged amount will be due as a separate obligation and shall not be affected by payment of or judgment being obtained for any other sums due under or in respect of this Agreement.

10.8. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by fax or email/.pdf transmission shall constitute valid and sufficient delivery thereof.

10.9. Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.10. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the Offering. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

RISING DRAGON ACQUISITION CORP.

By:
Name:
Title:

Agreed to and accepted on the date first above written.

LUCID CAPITAL MARKETS, LLC, as Representative of the several Underwriters

By:
Name:	Steve Kaplan
Title:	Managing Director

SCHEDULE A

RISING DRAGON ACQUISITION CORP.

5,000,000 Units

Underwriter	Number of Firm Units to be Purchased
Lucid Capital Markets, LLC	[●]

TOTAL	[●]

Sch. A

EXHIBIT A

Form of Target Business Letter

Rising Dragon Acquisition Corp.

Gentlemen:

Reference is made to the Final Prospectus of Rising Dragon Acquisition Corp. (the “Company”), dated __________, 2024 (the “Prospectus”).

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established a “trust account”, initially in an amount of at least $50,250,000 for the benefit of the “public shareholders” and, with respect to the portion representing the Deferred Underwriting Commission only, the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for (i) interest earned on the trust account that may be released to the Company to pay any taxes it incurs, and (ii) interest earned by the trust account that may be released to the Company from time to time to fund the Company’s working capital and general corporate requirements, proceeds in the trust account will not be released until (a) the consummation of a Business Combination, or (b) the dissolution and liquidation of the Company if it is unable to consummate a Business Combination within the allotted time.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a business combination or other form of acquisition with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

Ex A

EXHIBIT B

Form of Vendor Letter

Rising Dragon Acquisition Corp.

Gentlemen:

Reference is made to the Final Prospectus of Rising Dragon Acquisition Corp. (the “Company”), dated __________, 2024 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established a “trust account”, initially in an amount of at least $50,250,000 for the benefit of the “public shareholders” and, with respect to the portion representing the Deferred Underwriting Commission only, the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for (i) interest earned on the trust account that may be released to the Company to pay any taxes it incurs, and (ii) interest earned by the trust account that may be released to the Company from time to time to fund the Company’s working capital and general corporate requirements, proceeds in the trust account will not be released until (a) the consummation of a Business Combination, or (b) the dissolution and liquidation of the Company if it is unable to consummate a Business Combination within the allotted time.

For and in consideration of the Company agreeing to use the products or services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor

Ex B

EXHIBIT C

Form of Director/Officer Letter

Rising Dragon Acquisition Corp.

Gentlemen:

The undersigned officer or director of Rising Dragon Acquisition Corp. (the “Company”) hereby acknowledges that the Company has established the “trust account”, initially in an amount of at least $50,250,000 for the benefit of the “public shareholders” and, with respect to the portion representing the Deferred Underwriting Commission only, the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for (i) interest earned on the trust account that may be released to the Company to pay any taxes it incurs, and (ii) interest earned by the trust account that may be released to the Company from time to time to fund the Company’s working capital and general corporate requirements, proceeds in the trust account will not be released until (a) the consummation of a Business Combination, or (b) the dissolution and liquidation of the Company if it is unable to consummate a Business Combination within the allotted time.

The undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

Notwithstanding the foregoing, such waiver shall not apply to any shares acquired by the undersigned in the public market.

Print Name of Officer/Director

Signature of Officer/Director

Ex C